Exhibit 4.1

MENTOR GRAPHICS CORPORATION

as Issuer

and

WILMINGTON TRUST COMPANY

as Trustee

INDENTURE

Dated as of

April 4, 2011

4.00% Convertible Subordinated Debentures due 2031

INDENTURE

This INDENTURE, dated as of April 4, 2011, is between Mentor Graphics Corporation, an Oregon corporation (hereinafter called the “Company”), having its principal office at 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777, and Wilmington Trust Company, a Delaware banking corporation, as trustee hereunder (hereinafter called the “Trustee”), having its principal corporate office at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

W I T N E S S E T H :

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 4.00% Convertible Subordinated Debentures due 2031, in an aggregate principal amount of $253,000,000 (the “Debentures”) and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repayment upon a Fundamental Change, a form of option to elect repayment on a specific date, and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01    Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular. All references to “interest” include Additional Interest unless otherwise specified.

“Additional Interest” means interest payable pursuant to Section 5.10 or 7.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in, or conversion of, a Global Debenture, the rules and procedures of the Depositary, to the extent applicable to such transfer, exchange or conversion.

“Averaging Period” has the meaning specified in Section 15.06(a)(v).

“Board of Directors” means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder.

“Business Combination” has the meaning specified in Section 15.11.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, for any entity, any and all shares, equity interests, equity participations or other equity equivalents of or equity interests in (however designated) the equity of that entity.

“Cash Percentage” has the meaning specified in Section 15.14(b).

“Change of Control” means the occurrence of any of the following after the original issuance of the Debentures: (a) any Person files a Schedule 13D or Schedule TO, or any successor schedule, or any other schedule, form or report, including, in each case, any amendment thereto, under the Exchange Act disclosing, or the Company otherwise becomes aware, that such Person or group has become the direct or indirect beneficial owner of 50% or more of the total voting power of all shares of Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s and its Subsidiaries’ employee benefit plans, (b) the Company’s stockholders pass a resolution approving a plan of liquidation or dissolution, or (c) the Company’s consolidation or merger with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than (i) any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person, or the direct or indirect parent thereof, immediately after giving effect to such transaction in substantially the same proportion as their respective ownership of the Company’s voting securities immediately prior to such transaction, or (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock or ordinary shares of the surviving entity or a direct or indirect parent of the surviving corporation; provided that a Change of Control shall not be deemed to have occurred if 90% or more of the consideration (excluding cash payments for fractional shares) in such transaction constituting the Change of Control consists of common stock traded on a United States national securities exchange and as a result of such transaction or transactions the Debentures become convertible into or exchangeable for, cash and, to the extent the Company elects, such common stock in accordance with Article 15. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “Person” as used in this definition includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Closing Price” on any Trading Day means the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the last bid and last ask prices per share or, if more than one in either case, the average of the average last bid and the average last ask prices per share) on such date reported by the principal national or regional securities exchange on which the Common Stock is listed. If the Common Stock is not then listed for trading on a national or regional securities exchange, the “Closing Price” of the Common Stock will be the last quoted bid price for the Common Stock in the over-the-counter market on such Trading Day as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is then not so quoted, the “Closing Price” of the Common Stock will be the average of the mid-point of the last bid and last ask prices for the Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for the purpose of obtaining such prices.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.11, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12, shall include its successors and assigns.

“Company Fundamental Change Notice” has the meaning specified in Section 3.05(b).

“Company Notice” has the meaning specified in Section 3.04(b).

“Company Notice Date” has the meaning specified in Section 3.04(b).

“Conversion Date” has the meaning specified in Section 15.02(a).

“Conversion Price” shall equal (i) $1,000 divided by (ii) the Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means the then applicable rate at which shares of Common Stock shall be delivered upon conversion, which rate shall initially equal 48.6902 shares of Common Stock for each $1,000 principal amount of Debentures, as adjusted from time to time pursuant to Sections 15.01, 15.06, 15.08 and 15.13.

“Conversion Reference Period” means (i) for Debentures that are converted after the Company has specified a Redemption Date, the twenty (20) consecutive Trading Days beginning on the twenty-second (22nd) Scheduled Trading Day prior to the Redemption Date or, if such Scheduled Trading Day is not a Trading Day, the immediately following Trading Day (in the case of Debentures being converted which were previously called for redemption, including a partial redemption, this shall apply only to those Debentures that are subject to redemption); (ii) for Debentures that are converted after January 1, 2031, the twenty (20) consecutive Trading Days beginning on the twenty-second (22nd) Scheduled Trading Day prior to the Final Maturity Date or, if such Scheduled Trading Day is not a Trading Day, the immediately following Trading Day; and (iii) in all other instances, the twenty (20) consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, as of the date of this Indenture, located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington DE 19890-0011 Attn: Corporate Trust Administration (Mentor Graphics Corporation, 4.00% Convertible Subordinated Debentures due 2031).

“Credit Agreement” means that certain Credit Agreement dated as of June 1, 2005 among the Company, Bank of America, N.A., as Agent, KeyBank National Association, as Documentation Agent, and the other financial institutions from time to time parties thereto (including all deferrals, renewals, extensions, refundings, refinancings or replacements of, or amendments, modifications or supplements to, the foregoing).

“Custodian” means Wilmington Trust Company, as custodian with respect to the Debentures in global form, or any successor entity thereto.

The “Daily Conversion Value” means, with respect to any Trading Day, (i) the product of (A) the Conversion Rate and (B) the Volume Weighted Average Price of the Common Stock on such Trading Day divided by (ii) 20.

The “Daily Principal Amount” means, with respect to any Trading Day, the lesser of (i) $50.00 and (ii) the Daily Conversion Value.

The “Daily Share Amount” means, with respect to any Trading Day, a number of shares of Common Stock equal to (i) the excess, if any, of (A) the Daily Conversion Value for such Trading Day over (B) the Daily Principal Amount for such Trading Day, divided by (ii) the Volume Weighted Average Price of Common Stock on such Trading Day.

“Debenture” or “Debentures” means any of the Company’s 4.00% Convertible Subordinated Debenture due 2031 that have been authenticated and delivered under this Indenture, including any Global Debentures. All Debentures issued in accordance with this Indenture shall be treated as a single series for all purposes under this Indenture.

“Debenture register” has the meaning specified in Section 2.05(a).

“Debenture registrar” has the meaning specified in Section 2.05(a).

“Debentureholders” or “holder” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Debenture is registered on the Debenture registrar’s books.

“default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.05(d) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Debt” means any Indebtedness from time to time outstanding under the Credit Agreement and the Company’s obligations under any other particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture or that the Company designates in writing to the Trustee as “Designated Senior Debt” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt). If any payment made to any holder of any Designated Senior Debt or its Representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.

“Designated Subsidiary” means any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis, calculated in accordance with GAAP.

“Distribution Notice” has the meaning specified in Section 15.01(b).

“Event of Default” means any event specified in Section 7.01(a), (b), (c), (d), (e), (f) or (g).

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date upon which the shares of Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

“Expiration Date” has the meaning specified in Section 15.06(a)(v).

“Expiration Time” has the meaning specified in Section 15.06(a)(v).

“fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Final Maturity Date” means April 1, 2031.

“Freely Tradable” means, with respect to the Debentures and any shares of Common Stock issuable upon the conversion of the Debentures, (i) that such Debentures and shares of Common Stock, if any, are eligible to be sold by a person who is not an Affiliate of the Company and who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) no restrictive legend applies to such Debentures or shares of Common Stock, if any, regardless of whether any such legend is actually removed, and (iii) with respect to Global Debentures only, that such Global Debentures are identified or deemed to be identified by an unrestricted CUSIP number in the facilities of the Depositary.

“Fundamental Change” means a Change of Control or a Termination of Trading.

“Fundamental Change Effective Date” has the meaning specified in Section 15.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.05(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.05(c).

“Fundamental Change Repurchase Price” means 100% of the principal amount of the Debentures to be repurchased, together with accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Global Debenture” has the meaning specified in Section 2.05(b).

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures, notes or similar instruments or letters of credit, bank guarantees or bankers’ acceptances, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases and sale-and-leaseback transactions, or representing the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet, or under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indirect Participant” has the meaning specified in Section 2.05(a).

“Interest Payment Date” means April 1 and October 1 of each year, commencing October 1, 2011.

“Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

“Last Original Issuance Date” has the meaning specified in Section 5.10(a).

“Make Whole Fundamental Change” has the meaning specified in Section 15.01(i).

“Make Whole Premium” has the meaning specified in Section 15.01(i).

“Market Disruption Event” means the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Non-Payment Default” has the meaning specified in Section 4.02(ii).

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by both (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller, or the Secretary or any Assistant Secretary of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“outstanding,” when used with reference to Debentures and subject to the provisions of Section 9.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

•	Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

•

Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise satisfied and discharged in accordance with Article 13;

•	Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

•	Debentures converted into Common Stock pursuant to Article 15 and Debentures deemed not outstanding pursuant to Article 3.

“Participant” has the meaning specified in Section 2.05(a).

“Payment Blockage Notice” has the meaning specified in Section 4.02(ii).

“Payment Default” has the meaning specified in Section 4.02(i).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

“Principal Amount” has the meaning specified in Section 2.05(b).

“Purchase Date” has the meaning specified in Section 3.04(a).

“Purchase Notice” has the meaning specified in Section 3.04(a)(i).

“Put Right Purchase Price” has the meaning specified in Section 3.04(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning specified in Section 2.03, except as set forth in Section 15.06(b).

“Redemption Date” has the meaning specified in Section 3.02.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Responsible Officer”, when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture.

“Restricted Securities” has the meaning specified in Section 2.05(d).

“Rights Plan” has the meaning specified in Section 15.08.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” with respect to the Company means all Indebtedness, except that Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business, (b) Indebtedness of the Company to any Subsidiary of the Company, (c) Indebtedness of the Company that expressly provides that it shall not be senior in right of payment to the Debentures or expressly provides that it is pari passu with or junior to the Debentures, or (d) any Indebtedness under the Company’s existing 6.25% Convertible Subordinated Debentures Due 2026 (with which, in the case of (d), the Debentures governed hereunder rank pari passu).

“Spin-Off” has the meaning specified in Section 15.06(a)(iii).

“Stock Price” has the meaning specified in Section 15.01(i).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Termination of Trading” means that the Common Stock or other common stock into which the Debentures are convertible is not listed for trading on a United States national securities exchange.

“Trading Day” shall mean, for the purpose of determining any amounts due upon conversion of a Debenture, any day on which (i) The NASDAQ Global Select Market or, if the Common Stock is not listed on The NASDAQ Global Select Market, the other principal national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on another national or regional securities exchange, the principal other market on which the Common Stock is then traded, is open for trading, and (ii) a Market Disruption Event has not occurred. Such a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system. If the Common Stock is not so listed, admitted for trading or quoted, “Trading Day” means any Business Day. For all other purposes, a “Trading Day” is any day on which (i) The NASDAQ Global Select Market or, if the Common Stock is not listed on The NASDAQ Global Select Market, the other principal, national or regional securities exchange on which the Common Stock is listed, or if the Common Stock is not then listed on another national or regional securities exchange, the principal other market on which the Common Stock is then traded, is open for trading, and (ii) a Closing Price is available on such exchange or market. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

The “Trading Price” of the Debentures on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee is required to solicit bids and cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures on such Trading Day will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate of the Debentures.

“Trigger Event” has the meaning specified in Section 15.06(a)(iii).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust Company and its successors, assigns and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Valuation Period” has the meaning specified in Section 15.06(a)(iii).

The “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page MENT <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined, using a volume weighted average price method, if commercially reasonable, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

ARTICLE 2.

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF DEBENTURES

Section 2.01    Designation Amount and Issue of Debentures.  The Debentures shall be designated as “4.00% Convertible Subordinated Debentures due 2031.” The aggregate principal amount of Debentures initially issued under this Indenture shall not exceed $253,000,000 (except as otherwise expressly permitted herein).

The Company may, without the consent of the Holders, issue additional Debentures with the same terms and with the same CUSIP number as the Debentures initially issued under this Indenture in an unlimited aggregate principal amount; provided, however that no such additional Debentures may be issued unless such additional Debentures are fungible with the Debentures initially issued under this Indenture for U.S. federal income tax purposes (as determined by the Company); and provided, further, that such additional Debentures have the same CUSIP number as the Debentures initially issued under this Indenture. Such additional Debentures shall have identical terms to the Debentures initially issued under this Indenture except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Debentures initially issued under this Indenture for all purposes hereunder, including, without limitation, waivers, amendments and offers to repurchase.

Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by (a) its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) its Treasurer or any Assistant Treasurer, its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

Section 2.02    Form of Debentures.  The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage.

Any Debenture in global form shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Debenture in global form to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Debenture in global form shall be made to the Debentureholder.

The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03    Date and Denomination of Debentures; Payments of Interest.  The Debentures shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Every Debenture shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be calculated using a 360-day year consisting of twelve 30-day months.

The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date; provided, however, that (i) if a Redemption Date occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, the Company shall make the interest payment due on such Interest Payment Date to the record holder of the Debenture to be redeemed on the applicable Redemption Date (as part of the redemption price) and not to the record holder of such Debenture on the relevant Record Date (if other than the holder of such Debenture on the applicable Redemption Date) and (ii) if a Fundamental Change Repurchase Date occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, and a Debentureholder surrenders a Debenture for repurchase on such Fundamental Change Repurchase Date, the Company shall make the interest payment due on such Interest Payment Date to the record holder of the Debenture to be repurchased on such Fundamental Change Repurchase Date (as part of the Fundamental Change Repurchase Price) and not to the record holder of such Debenture on the relevant Record Date (if other than the holder of such Debenture on the applicable Fundamental Change Repurchase Date).

If a Debentureholder converts a Debenture (or portion thereof) during the period from (but excluding) a Record Date to (but excluding) the next succeeding Interest Payment Date, the converting Debentureholder must accompany such Debenture with funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted, except that the converting Debentureholder need not pay such funds with respect to any conversion (i) of a Debenture that the Company has called for redemption on a Redemption Date that occurs after such Record Date but on or prior to the Business Day immediately following such Interest Payment Date, (ii) in connection with a Fundamental Change for which the Company has specified a Fundamental Change Repurchase Date that is after such Record Date but on or prior to the Business Day immediately following such Interest Payment Date or (iii) on or after the last Record Date immediately preceding the Final Maturity Date.

Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid by check mailed to the address of the Person entitled thereto as it appears in the Debenture register (provided that the holder of Debentures with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such Debentureholder, be paid by wire transfer in immediately available funds); provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the March 15 or September 15 preceding the relevant April 1 or October 1, respectively.

Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any April 1 or October 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Debentureholder on the relevant Record Date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)      The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment, the Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Debentureholder at his address as it appears in the Debenture register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(b)      The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04    Execution of Debentures.  The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Debentureholder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05    Exchange and Registration of Transfer Debentures; Restrictions on Transfer; Depositary.

(a)      The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Debenture register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and transfers of Debentures. The Debenture register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Debenture registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Debenture to the Debenture registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Debenture registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or the Debentureholder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

Neither the Company nor the Trustee nor any Debenture registrar shall be required to exchange or register a transfer of (a) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (b) any Debentures or portions thereof surrendered for conversion pursuant to Article 15 or (c) any Debentures or portions thereof tendered for purchase or repurchase (and not withdrawn) pursuant to Section 3.04 or Section 3.05.

Each holder of a Debenture agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such holder’s Debenture by such holder in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no responsibility or obligation to any Person who has an account with the Depositary (a “Participant”) or any Person who holds a beneficial interest in a Global Debenture through a Participant (an “Indirect Participant”) or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the holders and all payments to be made to holders under the Debentures shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Participants or Indirect Participants in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)      So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debentures that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Debenture”), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Debenture as set forth on the face of the Debenture (“Principal Amount”) to reflect any such transfers. Except as provided below, beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

(c)      So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, upon any transfer of a definitive Debenture to a QIB in accordance with Rule 144A, and upon receipt of the definitive Debenture or Debentures being so transferred, together with a certification, substantially in the form on the reverse of the Debenture, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Debenture to reflect an increase in the aggregate Principal Amount of the Debentures represented by such Global Debenture, and the Trustee shall cancel such definitive Debenture or Debentures in accordance with the standing instructions and procedures of the Depositary, the aggregate Principal Amount of the Debentures represented by such Global Debenture to be increased accordingly; provided, however, that no definitive Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Debenture until such definitive Debenture is freely tradable in accordance with Rule 144 under the Securities Act, provided further that, at the request of the Company in accordance with the terms of this Indenture, the Trustee shall authenticate Debentures in definitive form upon any transfer of a beneficial interest in the Global Debenture to the Company or any Affiliate of the Company.

Any Debenture in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the Financial Industry Regulatory Authority, Inc. or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

(d)      Every Debenture that bears or is required under this Section 2.05(d) to bear the legend set forth in this Section 2.05(d) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Debentureholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.05(d) and 2.05(e), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

Until the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(e), if applicable) shall bear a legend in substantially the following form, unless such Debenture has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS DEBENTURE AND THE SHARES OF COMMON STOCK (“COMMON STOCK”) OF MENTOR GRAPHICS CORPORATION (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. NONE OF THIS DEBENTURE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD SET FORTH IN RULE 144(d) OF THE SECURITIES ACT OR SUCH OTHER PERIOD AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A OF THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF CERTIFICATIONS (AND IN THE CASE OF ANY SUCH OFFER, SALE OR TRANSFER, LEGAL OPINIONS) SATISFACTORY TO EACH OF THEM.

UNTIL THE RESALE RESTRICTION TERMINATION DATE, NO AFFILIATE (AS DEFINED IN RULE 144) OR PERSON WHO IS NOT AN AFFILIATE OF THE COMPANY (AS DEFINED IN RULE 144) BUT WAS AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY WITHIN THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL ANY OF THE DEBENTURES UNLESS, AFTER SUCH RESALE, SUCH DEBENTURES WOULD NOT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144.

Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Debenture registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(d).

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.05(c) and in this Section 2.05(d)), a Debenture in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Debentures in global form. Initially, the Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

If at any time the Depositary for a Debenture in global form notifies the Company that it is (i) unwilling or unable to continue as Depositary for such Debenture or (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Debenture. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice or if an Event of Default has occurred and is continuing, at the request of a beneficial owner of the Debentures, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Debentures, will authenticate and deliver, one or more Debentures in certificated form, in aggregate principal amount equal to the principal amount of such Debenture in global form, in exchange for such Debenture in global form. In addition, the Company may exchange a beneficial interest in a Global Debenture for one or more definitive securities registered in the name of the owner of the applicable beneficial interest if the Company and the owner of such beneficial interest agree to so exchange such beneficial interest.

If a Debenture in certificated form is issued in exchange for any portion of a Debenture in global form after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next, succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such certificated Debenture, but will be payable on such Interest Payment Date, subject to the provisions of Section 2.03, only to the Person to whom interest in respect of such portion of such Debenture in global form is payable in accordance with the provisions of this Indenture.

Debentures in certificated form issued in exchange for all or a part of a Debenture in global form pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Debentures in certificated form to the Persons in whose names such Debentures in certificated form are so registered.

At such time as all interests in a Debenture in global form have been canceled, such Debenture in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Debenture in global form is exchanged for Debentures in certificated form, redeemed, converted, purchased, repurchased or canceled, or transferred to a transferee who receives Debentures in certificated form therefor or any Debenture in certificated form is exchanged or transferred for part of a Debenture in global form, the principal amount of such Debenture in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Debenture in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(e)      Until the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Debenture shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE SHARES OF COMMON STOCK (“COMMON STOCK”) OF MENTOR GRAPHICS CORPORATION (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE SHARES OF COMMON STOCK MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE SHARES OF COMMON STOCK, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD SET FORTH IN RULE 144(d) OF THE SECURITIES ACT OR SUCH OTHER PERIOD AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF CERTIFICATIONS (AND IN THE CASE OF ANY SUCH OFFER, SALE OR TRANSFER, LEGAL OPINIONS) SATISFACTORY TO EACH OF THEM.

UNTIL THE RESALE RESTRICTION TERMINATION DATE, NO AFFILIATE (AS DEFINED IN RULE 144) OR PERSON WHO IS NOT AN AFFILIATE OF THE COMPANY (AS DEFINED IN RULE 144) BUT WAS AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY WITHIN THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL ANY OF THE SHARES OF COMMON STOCK UNLESS, AFTER SUCH RESALE, SUCH SHARES WOULD NOT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(e).

Section 2.06    Mutilated, Destroyed, Lost or Stolen Debentures.  In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been called for redemption or has been tendered for purchase or repurchase (and not withdrawn) or has been surrendered for conversion becomes mutilated, destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07    Temporary Debentures.  Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form (other than in the case of Debentures in global form) and thereupon any or all temporary Debentures (other than any such Debenture in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.08    Cancellation of Debentures Paid, Etc.  All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

Section 2.09    CUSIP Numbers.  The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Debentureholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.10    Company Repurchases of Debentures.  From time to time, to the extent permitted by law, the Company and its Subsidiaries may repurchase Debentures at any price and without notice to any Debentureholders; provided, however, that any such Debentures will immediately be surrended to the trustee for cancellation and, upon such surrender, may not be reissued or resold and will no longer be considered to be outstanding under this Indenture.

ARTICLE 3.

REDEMPTION OF DEBENTURES

Section 3.01    Optional Redemption by the Company.  The Company may not redeem the Debentures at its option at any time prior to April 5, 2016.

(a)      At any time and from time to time on or after April 5, 2016, and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, at the following redemption prices (expressed as percentages of the principal amount) together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption:

Period	Redemption Price

Beginning on April 5, 2016 and ending on March 31, 2017	101.143%

Beginning on April 1, 2017, and ending on March 31, 2018	100.571%

and 100% on April 1, 2018 and at all times thereafter; provided, however, that if the date fixed for redemption occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, the Company shall make the interest payment due on such Interest Payment Date in accordance with Section 2.03.

Section 3.02    Notice of Redemptions; Selection of Debentures.  In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption (which shall be a Business Day) (each such date, a “Redemption Date”) and it or, at its written request received by the Trustee not fewer than thirty (30) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to the holders of the Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture register; provided, however, that if the Company shall give such notice, it shall also give written notice, and written notice of the Debentures to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Debentureholder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers of the Debentures being redeemed, the Redemption Date, the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and approximate Conversion Price and the date on which the right to convert such Debentures or portions thereof will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender or such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04(b)) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate redemption price, together with accrued interest to, but not including, the Redemption Date; provided, however, that if such payment is made on the Redemption Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price together with accrued interest to, but not including, the Redemption Date. If any Debenture called for redemption is converted pursuant to Article 15 of this Indenture prior to such redemption, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than thirty (30) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot or on a pro rata basis to the extent practicable or by another method in accordance with Applicable Procedures. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 3.03    Payment of Debentures Called for Redemption.  If notice of redemption has been given as above provided, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to said date) interest on the Debentures or portion thereof so called for redemption shall cease to accrue and, after the close of business on the Business Day next preceding the Redemption Date, such Debentures shall cease to be convertible (unless the Company shall default in the payment of the redemption price for such Debentures, together with interest accrued to said date) and, except as provided in Sections 8.05 and 13.04, to be entitled to any benefit under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to, but excluding, the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, such Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by the Debenture and such Debenture shall remain convertible until such principal and premium, if any, and interest shall have been paid or duly provided for.

Section 3.04    Redemption at Option of Debentureholders on Specific Dates.

(a)      General. At the option of the Debentureholder, the Debentures shall be purchased by the Company on April 1, 2018, April 1, 2021, or April 1, 2026 (each, a “Purchase Date”), at 100% of the principal amount of the Debentures in cash, together with any accrued and unpaid interest, if any, to, but not including, the Purchase Date (the “Put Right Purchase Price”), upon:

(i)      delivery to the paying agent by the Debentureholder of certificated Debentures of a written notice of purchase (a “Purchase Notice”), at any time from the opening of business on the date that is twenty (20) Business Days prior to a Purchase Date until the close of business on the Purchase Date stating:

(A)      the certificate number of the Debenture which the Debentureholder will deliver to be purchased;

(B)      the portion of the Principal Amount of the Debenture which the Debentureholder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

(C)      that such Debenture shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Debentures and in this Indenture.

Any notice relating to the repurchase of a beneficial interest in a Global Debenture must comply with Applicable Procedures and, if made in compliance with Applicable Procedures, such notice will be deemed to be a Purchase Notice for purposes of this Indenture.

(ii)      delivery of such certificated Debenture to the paying agent at the offices of the paying agent for cancellation or delivery of a beneficial interest in a Global Debenture in compliance with Applicable Procedures prior to, on or after the Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Debentureholder of the Put Right Purchase Price therefor; provided, however, that such Put Right Purchase Price shall be so paid pursuant to this Section 3.04 only if the Debenture so delivered shall conform in all respects to the description thereof in the related Purchase Notice.

(iii)      the Company shall purchase from the Debentureholder thereof, pursuant to this Section 3.04, a portion of a Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Debentureholder. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

(iv)      any purchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Debentureholder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

(v)      notwithstanding anything herein to the contrary, any Debentureholder delivering to the paying agent the Purchase Notice contemplated by this Section 3.04(a)(i) with respect to a certificated Debenture shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the paying agent that states:

(A)      the Principal Amount of the withdrawn Debentures;

(B)      the certificate numbers of the withdrawn Debentures; and

(C)      the Principal Amount, if any, which remains subject to the Purchase Notice.

An owner of a beneficial interest that submitted a Purchase Notice in accordance with Applicable Procedures shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by complying with Applicable Procedures. The paying agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b)      Company Notice. The Company shall deliver a notice (the “Company Notice”) to Debentureholders (and to beneficial owners as required by applicable law) not less than twenty (20) Business Days prior to such Purchase Date (the “Company Notice Date”). The Company Notice shall be delivered to all Debentureholders at their respective addresses shown in the Register, shall include a form of Purchase Notice to be completed by a Debentureholder and shall include the following information:

(i)      the Put Right Purchase Price, the Conversion Rate and the approximate Conversion Price applicable on the Company Notice Date;

(ii)      that the Purchase Notice must be delivered by each Debentureholder electing to have the Company purchase such Debentureholder’s Debentures (or a portion thereof) as of the Purchase Date to the paying agent or in compliance with Applicable Procedures;

(iii)      the name and address of the paying agent and the conversion agent;

(iv)      that Debentures as to which a Purchase Notice has been given by the Debentureholder may be converted pursuant to Article 15 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(v)      that Debenture must be surrendered (by physical delivery at the office of the paying agent in the case of certificated Debentures, or otherwise by book-entry transfer) to the paying agent for cancellation to collect payment;

(vi)      that the Put Right Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in Section 3.04(a)(iv);

(vii)      the procedures the Debentureholder must follow to exercise rights under this Section 3.04 and a brief description of those rights;

(viii)      the conversion rights of the Debentures;

(ix)      the procedures for withdrawing a Purchase Notice;

(x)      that, unless the Company defaults in making payment of such Put Right Purchase Price, interest on Debentures covered by any Purchase Notice will cease to accrue on and after the Purchase Date; and

(xi)      the CUSIP number of the Debentures.

(c)      Procedure upon Purchase. On or prior to the Purchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04(b)) an amount of money sufficient to pay on the Purchase Date all the Debentures to be purchased on such date at the appropriate repurchase price, together with accrued interest to, but excluding, the Purchase Date; provided, however, that if such payment is made on the Purchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment for Debentures surrendered for purchase (and not withdrawn) will be made on the later of the Purchase Date and the date on which such Debentures are delivered for repurchase by mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear on the registry books of the Company. If the paying agent holds money or securities sufficient to pay the repurchase price of all Debentures to be purchased within two (2) Business Days of such Purchase Date (or, if the Company is acting as its own paying agent, such money or securities have been set aside, segregated and held in trust as provided in Section 5.04(b)) then, immediately after the applicable Purchase Date, the Debentures shall cease to be outstanding, interest shall cease to accrue, whether or not the Debentures are delivered to the paying agent, and all other rights of the Debentureholder under this Indenture and the Debentures shall terminate, except the right to receive the repurchase price thereof upon delivery of the Debentures.

(d)      The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Debentureholders in connection with each Purchase Date.

Section 3.05    Repurchase at Option of Debentureholders upon a Fundamental Change.

(a)      If a Fundamental Change occurs prior to the Final Maturity Date, each Debentureholder shall have the right, at the option of the Debentureholder, provided that no Default or Event of Default has occurred and is continuing (other than a Default in the payment of the Fundamental Change Repurchase Price), to require the Company to repurchase for cash all or any portion of the Debentures of such Debentureholder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date that is not less than thirty (30) days nor more than forty-five (45) days after the date of the Company Fundamental Change Notice pursuant to subsection 3.05(b) (the “Fundamental Change Repurchase Date”).

(b)      On or before the thirtieth (30th) day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, paying agent and to each Debentureholder (and to beneficial owners to the extent and in the manner required by applicable law) (the “Company Fundamental Change Notice”). The Company Fundamental Change Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Debentureholder and shall state:

(1)      the events causing such Fundamental Change;

(2)      the date of such Fundamental Change;

(3)      the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.05;

(4)      the Fundamental Change Repurchase Date;

(5)      the Fundamental Change Repurchase Price;

(6)      the Debentureholder’s right to require the Company to purchase the Debentures;

(7)      the name and address of each paying agent and conversion agent;

(8)      the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)      the procedures that the Debentureholder must follow to exercise rights under Article 3 and that Debentures as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 15 of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)      the procedures that the Debentureholder must follow to exercise rights under this Section 3.05;

(11)      the procedures for withdrawing a Fundamental Change Repurchase Notice;

(12)      that, unless the Company fails to pay such Fundamental Change Repurchase Price, Debentures covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13)      the CUSIP number of the Debentures.

At the Company’s request, the Trustee shall give such Company Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Company Fundamental Change Notice shall be prepared by the Company and submitted to the Trustee along with an Officers’ Certificate and written request within twenty (20) days after the occurrence of a Fundamental Change. If any of the Debentures is in the form of a Global Debenture, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Debentures.

(c)      A Debentureholder may exercise its rights specified in Section 3.05(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Debentures, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any paying agent at any time prior to the close of business on the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

(1)      The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Debenture is held other than in global form) of the Debenture which the Debentureholder will deliver to be purchased (or, if the Debenture is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Debenture which the Debentureholder will deliver to be purchased and (C) that such Debenture shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Debentures and in this Indenture.

(2)      The delivery of a Debenture for which a Fundamental Change Repurchase Notice has been timely delivered to any paying agent at the office of such paying agent or in compliance with Applicable Procedures and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) shall be a condition to the receipt by the Debentureholder of the Fundamental Change Repurchase Price therefor.

(3)      The Company shall be obliged to purchase, pursuant to this Section 3.05, a portion of a Debenture only if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture).

(4)      Notwithstanding anything herein to the contrary, any Debentureholder delivering to a paying agent the Fundamental Change Repurchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with the procedures, and with the contents, as those set forth in Section 3.04(a)(v).

(5)      A paying agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(6)      Anything herein to the contrary notwithstanding, in the case of Global Debentures, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Debentures may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d)      The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent then applicable and file a Schedule TO or any other required schedule under the Exchange Act in connection with the repurchase rights of the Debentureholders in the event of a Fundamental Change.

Section 3.06    Deposit of Fundamental Change Repurchase Price.

(a)      On or before 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a paying agent (or if the Company or an Affiliate of the Company is acting as the paying agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Debentures or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.

(b)      If a paying agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Debenture for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after the applicable Fundamental Change Repurchase Date, such Debenture will cease to be outstanding, whether or not the Debenture is delivered to the paying agent or the Trustee, and interest shall cease to accrue, and the rights of the Debentureholder in respect of the Debenture shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Debentures repurchased on or as soon as practicable after the Fundamental Change Repurchase Date. Payment for Debentures surrendered for repurchase (and not withdrawn) upon a Fundamental Change will be made, on the later of the Fundamental change Repurchase Date and the date on which such Debentures are delivered for repurchase, by mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear on the registry books of the Company.

(c)      The paying agent will promptly return to the respective Debentureholders any Debentures with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture.

(d)      If a Fundamental Repurchase Date is after a Record Date but on or prior to the corresponding Interest Payment Date, the Company shall make the interest payment due on such Interest Payment Date in accordance with Section 2.03.

Section 3.07    Repayment to the Company.  To the extent that the aggregate amount of money deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Repurchase Price of the Debentures or portions thereof that the Company is obligated to repurchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a paying agent, as the case may be, shall return any such excess monies to the Company.

ARTICLE 4.

SUBORDINATION OF DEBENTURES

Section 4.01    Agreement of Subordination.  The Company covenants and agrees, and each Debentureholder issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4, and each Person holding any Debenture, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, the cash portion of any amount due upon conversion of, interest on or any other amounts due on all Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.02, submitted for purchase in accordance with Section 3.04 or submitted for repurchase in accordance with Section 3.05 or upon conversion of the Debentures in accordance with Article 15, as the case may be, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder.

Section 4.02    Payments to Debentureholders.  No payment of cash shall be made with respect to the principal of, interest on or any other amounts due on the Debentures (including, but not limited to, any amount due with respect to Debentures to be called for repurchase in accordance with Section 3.02, submitted for purchase in accordance with Section 3.04 or submitted for repurchase in accordance with Section 3.05 or upon conversion of the Debentures in accordance with Article 15, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, if:

(i)      a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Debt occurs and is continuing (or, in the case of Designated Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Debt) (a “Payment Default”); or

(ii)      a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that permits holders of, or the trustee or agent on behalf of the holders of, such Designated Senior Debt or a Representative thereof to accelerate its maturity, and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a holder of Designated Senior Debt, a Representative of Designated Senior Debt or the Company (a “Non-Payment Default”).

Notwithstanding the foregoing, only one Payment Blockage Notice with respect to the same event of default or any other events of default existing or continuing (whether such events are known or unknown to the Person giving the Payment Blockage Notice) at the time of notice on the same issue of Designated Senior Debt may be given during any period of 360 consecutive days unless the event of default or other events of default have been cured or waived for a period of not less than 90 consecutive days. No new payment blockage period may be commenced by the holders of Designated Senior Debt during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Notice, and any other event of default existing or continuing at the time of such notice, have been waived or cured.

The Company may and shall resume payments on and distributions in respect of the Debentures:

(1)      in the case of a Payment Default, upon the date on which any such Payment Default is cured or waived or ceases to exist, or

(2)      in the case of a Non-Payment Default, the earlier of (a) the date upon which such Non-Payment Default is cured or waived or ceases to exist or (b) 180 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Debt has not been accelerated, in each case unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or upon any acceleration of the Principal Amount due on the Debentures because of an Event of Default, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt), or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt) before any payment is made on account of the principal of, interest on or any other amounts due on the Debentures (except payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, or upon any acceleration of the Principal Amount due on the Debentures because of an Event of Default, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Debentureholders or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Debentureholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Debentureholders or to the Trustee.

For purposes of this Article 4, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Debt which may at the time be outstanding provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 12.

In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any Debentureholder in respect of the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.02, submitted for purchase in accordance with Section 3.04 or submitted for repurchase in accordance with Section 3.05 or upon conversion of the Debentures in accordance with Article 15, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt) or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Debt of the acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the Debentureholders before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt), or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt), such payment or distribution shall be held by the recipient in trust for the benefit of and shall be immediately paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt (and satisfactory to the holders of Designated Senior Debt in the case such Senior Debt includes Designated Senior Debt), after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06. This Section 4.02 shall be subject to the further provisions of Section 4.05.

Section 4.03    Subrogation of Debentures.  Subject to the payment in full of all Senior Debt, the rights of the Debentureholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of, premium, if any, and interest on the Debentures shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Debentureholders or the Trustee would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Debt by Debentureholders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Debentureholders, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions of cash, property or securities to or for the benefit of the Debentureholders pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article 4 are and are intended solely for the purposes of defining the relative rights of the Debentureholders, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay to the Debentureholders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Debentureholders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 8.01, and the Debentureholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 4.

Section 4.04    Authorization to Effect Subordination.  Each Debentureholder by the Debentureholder’s acceptance thereof authorizes and directs the Trustee on the Debentureholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the Debentureholder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section 7.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Debentureholders.

Section 4.05    Notice to Trustee.  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 13.01, if a Responsible Officer of the Trustee shall not have received written notice at the Corporate Trust Office on or before one Business Day prior to the date such payment is due that such payment is not permitted under Section 4.01 or 4.02.

The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Debt pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

Section 4.06    Trustee’s Relation to Senior Debt.  The Trustee, in its capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Debt (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to Debentureholders, the Company or any other Person money in compliance with this Article 4.

Section 4.07    No Impairment of Subordination.  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Debt may be created, renewed or extended and holders of Senior Debt may exercise any rights under any instrument creating or evidencing such Senior Debt, including, without limitation, any waiver of default thereunder, without any notice to or consent from the Debentureholders or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Debt or any terms or conditions of any instrument creating or evidencing such Senior Debt shall in any way alter or affect any of the provisions of this Article 4 or the subordination of the Debentures provided thereby.

Section 4.08    Certain Conversions Not Deemed Payment.  For the purposes of this Article 4 only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article 15 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.03), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of, premium, if any, or interest on such Debenture. For the purposes of this Section 4.08, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 4. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Debentureholders, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article 15.

Section 4.09    Article Applicable to Paying Agents.  If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.10    Senior Debt Entitled to Rely.  The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 4.11    Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

ARTICLE 5.

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01    Payment of Principal, Premium and Interest.  The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 3), and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 5.02    Maintenance of Office or Agency.  The Company will maintain an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office of agency of the Trustee (which shall initially be located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (Mentor Graphics Corporation, 4.00% Convertible Subordinated Debentures due 2031)).

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee (which shall initially be located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (Mentor Graphics Corporation, 4.00% Convertible Subordinated Debentures due 2031)), shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Debenture registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Debentureholders it can identify from its records.

Section 5.03    Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04    Provisions as to Paying Agent.

(a)      If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1)      that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the Debentureholders;

(2)      that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

(3)      that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m., New York City time, on such date.

(b)      If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Debentures, set aside, segregate and hold in trust for the benefit of the Debentureholders a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest, if any, on the Debentures when the same shall become due and payable.

(c)      Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d)      Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 and 13.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 5.05    Existence.  Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

Section 5.06    Payment of Taxes and Other Claims.  The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Designated Subsidiary or upon the income, profits or property of the Company or any Designated Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Designated Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Debentures or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 5.07    Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Debentureholder or beneficial holder of the Debentures or such Common Stock, and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 5.08    Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.09    Compliance Certificate.  The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which is the end of the calendar year), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.09 or Section 4.05 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.10    Certain Information.

(a)      If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of the original issuance of the Debentures (such date, the “Last Original Issuance Date”) and ending on the one-year anniversary of the Last Original Issuance Date, the Company fails to make available adequate current public information in accordance with Rule 144(c), or the Debentures are not otherwise Freely Tradable (solely as a result of restrictions pursuant to U.S. securities law), the Company shall pay Additional Interest on the Debentures. Additional Interest shall accrue on the Debentures at the rate of 0.50% per annum of the principal amount of Debentures outstanding for each day during such period for which the failure to make available adequate current public information in accordance with Rule 144(c), or the failure of the Debentures to be Freely Tradable, has occurred and is continuing.

(b)      In addition, if, and for so long as, the restrictive legend on the Debentures applies to the Debentures or the Debentures are not otherwise Freely Tradable as of the 375th day after the Last Original Issuance Date (or, if such date is not a Business Day, the immediately following Business Day), the Company shall pay Additional Interest on the Debentures at a rate equal to 0.50% per annum of the principal amount of Debentures outstanding until the restrictive legend does not apply to the Debentures (regardless of whether any such legend is actually removed) and the Debentures are Freely Tradable.

(c)      Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Debentures.

(d)      Notwithstanding the foregoing, if the Debentures are not otherwise Freely Tradable, the Company may elect to designate an effective shelf registration statement for the resale of the Debentures or any Common Stock issuable upon conversion of the Debentures. Additional Interest will not accrue for each day on which such registration statement remains effective and usable by holders for the resale of the Debentures or any Common Stock.

(e)      Until one year after the Last Original Issuance Date of the Debentures, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144) to, resell any of the Debentures or any of the shares of Common Stock issuable upon conversion of the Debentures that have been acquired by any of them unless, after such resale, such Debentures would not constitute “restricted securities” (as defined under Rule 144).

(f)      Until such time as the Company notifies the Trustee in writing that the restrictive legend on the Debentures will no longer apply, the restricted CUSIP will be the CUSIP number for the Debentures. At such time as the Company so notifies the Trustee that the restrictive legend on the Debentures will no longer apply to any Debenture, including a Global Debenture, such legend will be deemed removed from such Debentures and an unrestricted CUSIP number for the Debentures will be deemed to be the CUSIP number for such Debentures.

ARTICLE 6.

DEBENTUREHOLDERS’ LIST AND REPORTS

BY THE COMPANY AND THE TRUSTEE

Section 6.01    Debentureholders’ Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each April 1 and October 1 in each year beginning with October 1, 2011, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Debentureholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture registrar.

Section 6.02    Preservation and Disclosure of Lists.

(a)      The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Debentureholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)      If at any time after this Indenture becomes qualified under the Trust Indenture Act, the rights of Debentureholders to communicate with other Debentureholders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)      If at any time after this Indenture becomes qualified under the Trust Indenture Act, every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Debentureholders made pursuant to the Trust Indenture Act.

Section 6.03    Reports by Trustee.

(a)      Within sixty (60) days after April 1 of each year commencing with the year 2012, the Trustee shall transmit to Debentureholders such reports dated as of April 1 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)      A copy of such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Commission and with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.04    Reports by Company.  The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to Debentureholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act, whether or not the Debentures are governed by the Trust Indenture Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7.

REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS

ON AN EVENT OF DEFAULT

Section 7.01    Events of Default.  In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)      the Company shall fail to pay when due (whether or not such payment is prohibited by the subordination provisions set forth in Article 4 of this Indenture) the principal or any redemption price, Put Right Purchase Price or Fundamental Change Repurchase Price of any Debenture, when the same becomes due and payable whether or not at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(b)      the Company shall fail to pay (whether or not such payment is prohibited by the subordination provisions set forth in Article 4 of this Indenture) an installment of cash interest on any of the Debentures, which failure continues for thirty (30) days after the date when due; or

(c)      the Company shall fail to deliver when due all cash and shares of Common Stock, if any, deliverable upon conversion of the Debentures (whether or not such payment is prohibited by the subordination provisions set forth in Article 4 of this Indenture), which failure continues for 15 days; or

(d)      failure on the part of the Company to timely provide notice of a Fundamental Change in accordance with Section 3.05(b); or

(e)      failure on the part of the Company duly to observe or perform any other term, covenant or agreement on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04; or

(f)      a failure to pay when due at maturity or a default that results in the acceleration of maturity of any Indebtedness of the Company and/or of Designated Subsidiaries in an aggregate amount of $30 million or more, unless the acceleration is rescinded, stayed or annulled within thirty (30) days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least twenty five percent (25%) in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04; or

(g)      the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or a Designated Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or of a Designated Subsidiary or any substantial part of the property of the Company or a Designated Subsidiary, or the Company or a Designated Subsidiary shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or a Designated Subsidiary, or the Company or a Designated Subsidiary shall make a general assignment for the benefit of creditors, or the Company or a Designated Subsidiary shall fail generally to pay its debts as they become due;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of and premium, if any, on all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(g) occurs, the principal of all the Debentures and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

Notwithstanding the foregoing, if the Company so elects, the sole remedy of holders of Debentures for an Event of Default relating to the Company’s failure to comply with Section 6.04 (or, at any time this Indenture is qualified under the Trust Indenture Act, Section 314(a) of the Trust Indenture Act) will, for the first 360 days after the occurrence of such Event of Default (which will be the 60th day after written notice is provided to the Company in accordance clause (e) above), consist exclusively of the right to receive Additional Interest on the Debentures at an annual rate equal to 0.50% of the outstanding principal amount of the Debentures for so long as such Event of Default is continuing in such 360-day period. Additional Interest will be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Debentures. On the 361st day after such Event of Default (if such violation is not cured or waived prior to such 361st day), the Debentures will be subject to acceleration as provided above. The provisions described in this paragraph will not affect the rights of Debentureholders in the event of the occurrence of any other Event of Default. If the Company elects to pay Additional Interest as the sole remedy for such an Event of Default, in no event will the sum of (i) the rate of such Additional Interest and (ii) any other Additional Interest payable on the Debentures pursuant to Section 5.10 exceed 0.50% per annum.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Debentureholders, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Debentureholders, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.02    Payments of Debentures on Default; Suit Therefor.  The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Debentureholders, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered Debentureholders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Debentureholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Debentureholders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Debentureholders, and it shall not be necessary to make any Debentureholders parties to any such proceedings.

Section 7.03    Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.06;

SECOND: Subject to the provisions of Article 4, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

THIRD: Subject to the provisions of Article 4, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, if any, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest, if any, without preference or priority of principal and premium, if any, over interest, if any, or of interest, if any, over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.04    Proceedings by Debentureholders.  No Debentureholder shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Debentureholder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more Debentureholders shall have any right in any manner whatsoever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholder, or to obtain or seek to obtain priority over or preference to any other such Debentureholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Debentureholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Debentureholders and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Debentureholder to receive payment of the principal of and premium, if any (including the redemption price upon redemption, the purchase price upon a purchase, or a Fundamental Change Repurchase Price upon a Fundamental Change pursuant to Article 3), and accrued interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Debentureholder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.05    Proceedings by Trustee.  In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06    Remedies Cumulative and Continuing.  Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Debentureholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 7.07    Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders.  The holders of a majority (more than fifty percent) in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall be in writing, (b) such direction shall not be in conflict with any rule of law or with this Indenture, (c) the Trustee may take any other action which is not inconsistent with such direction and (d) the Trustee may decline to take any action that would benefit some Debentureholders to the detriment of other Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into cash or Common Stock, in accordance with Article 15, (iii) a default in the payment of the redemption or repurchase price pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the Debentureholders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08    Notice of Defaults.  The Trustee shall, within ninety (90) days after the occurrence of a default, mail to all Debentureholders, as the names and addresses of such Debentureholders appear upon the Debenture register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

Section 7.09    Undertaking to Pay Costs.  All parties to this Indenture agree, and each holder of any Debenture by such Debentureholder’s acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholders, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Debentureholders for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 15.

ARTICLE 8.

THE TRUSTEE

Section 8.01    Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)      prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(1)      the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, if at such time, this Indenture is qualified under the Trust Indenture Act, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of calculations or other facts stated therein);

(b)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)      whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;

(e)      the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures; and

(f)      if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02    Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 8.01:

(a)      the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)      any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)      the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall reasonably determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

(f)      in no event shall the Trustee be required to take notice of any default or breach or any Event of Default hereunder, except for Events of Default specified in Section 7.01(a) and 7.01(b) hereof, unless and until the Trustee shall have received from a holder or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constituted a breach, default or Event of Default;

(g)      in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)      the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(i)      the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 5;

(j)      any permissive right or authority granted to the Trustee shall not be considered as a mandatory duty; and

(k)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

Section 8.03    No Responsibility for Recitals, Etc.  The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04    Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures.  The Trustee, any paying agent, any conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture registrar.

Section 8.05    Monies to Be Held in Trust.  Subject to the provisions of Section 13.04 and Section 4.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.06    Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(g) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07    Officers’ Certificate or Opinion of Counsel as Evidence.  Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel, or both, delivered to the Trustee.

Section 8.08    Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09    Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10    Resignation or Removal of Trustee.

(a)      The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Debentureholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment or a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)      In case at any time any of the following shall occur:

(1)      the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Debentureholders who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

(2)      the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholders; or

(3)      the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Debentureholders who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, the Trustee so removed may petition any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)      The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholders, or if such Trustee so removed or any Debentureholders fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11    Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Debentureholders at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12    Succession by Merger, Etc.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13    Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14    Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Debentureholders or holders of Senior Debt under this Indenture, including, without limitation, under Article 4 hereof) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 9.

THE DEBENTUREHOLDERS

Section 9.01    Action by Debentureholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the Debentureholders voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the Debentureholders, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining Debentureholders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.02    Proof of Execution by Debentureholders.  Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholders or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

The record of any Debentureholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03    Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any Debentureholder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 9.04    Company-Owned Debentures Disregarded.  In determining whether the Debentureholders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

Section 9.05    Revocation of Consents; Future Debentureholders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Debentureholders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such Debentureholder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE 10.

MEETINGS OF DEBENTUREHOLDERS

Section 10.01    Purpose of Meetings.  A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(1)      to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 7;

(2)      to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(3)      to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4)      to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

Section 10.02    Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Debentureholders to take any action specified in this Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to Debentureholders at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03    Call of Meetings by Company or Debentureholders.  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04    Qualifications for Voting.  To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05    Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Debentureholders or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06    Voting.  The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the Debentureholders or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07    No Delay of Rights by Meeting.  Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE 11.

SUPPLEMENTAL INDENTURES

Section 11.01    Supplemental Indentures without Consent of Debentureholders.  The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)      to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors shall consider to be for the benefit of the Debentureholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(b)      to surrender any right or power conferred upon the Company;

(c)      to provide for the conversion rights of the Debentureholders pursuant to the requirements of Section 15.06;

(d)      to provide for conversion rights of Debentureholders pursuant to the requirements of Section 15.11;

(e)      to provide for the assumption of the Company’s obligations to the Debentureholders pursuant to the requirements of Article 12;

(f)      to increase the Conversion Rate, provided that the increase will not adversely affect the interests of the Debentureholders;

(g)      to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(h)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

(i)      to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that such modification or amendment does not, in the good faith opinion of the Company’s Board of Directors materially adversely affect the interests of the Debentureholders;

(j)      to add or modify any other provisions with respect to matters or questions arising under this Indenture that the Company deem necessary and advisable and that shall not materially adversely affect the interests of the Debentureholders; or

(k)      to conform this Indenture or the Debentures to the provisions of the “Description of Debentures” section of the preliminary offering memorandum relating to the offering of the Debentures, as supplemented by the pricing term sheet relating to the offering of the Debentures.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Section 11.02    Supplemental Indenture with Consent of Debentureholders.  With the consent (evidenced as provided in Article 9) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Debentureholders. Notwithstanding the foregoing, without the written consent of each Debentureholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.07 may not:

(i)      change the maturity of any Debenture or the payment date of any installment of interest payable on the Debentures;

(ii)      reduce the principal amount of, or any redemption price, Put Right Purchase Price or Fundamental Change Repurchase Price on any Debenture;

(iii)      reduce the interest rate on the Debentures;

(iv)      impair or adversely affect the right to convert the Debentures subject to the terms set forth herein;

(v)      change the currency of payment of the Debentures or interest thereon;

(vi)      impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Debenture;

(vii)      modify the provisions of this Indenture with respect to the redemption or repurchase of the Debentures in a manner adverse to the Debentureholders;

(viii)      except as otherwise permitted or contemplated by Article 12 hereof, change the obligation of the Company to repurchase any Debenture upon the happening of a Fundamental Change in a manner adverse to the Debentureholder; or

(ix)      reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any modification, amendment or supplemental indenture or to waive any past default, or the percentage of Debentures, the holders of which are required for any other waiver under this Indenture.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03    Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Debentureholders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04    Notation on Debentures.  Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

Section 11.05    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  Prior to entering into any supplemental indenture, the Trustee may request an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11.

ARTICLE 12.

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01    Company May Consolidate, Etc, on Certain Terms.  The Company shall not consolidate with or merge into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially of if its properties and assets to another Person unless:

(a)      the resulting, surviving or transferee Person is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)      such Person, if other than the Company, assumes all of the Company’s obligations under the Debentures and this Indenture; and

(c)      the Company or such successor Person is not then or immediately thereafter in default under this Indenture.

Section 12.02    Successor Person to Be Substituted.  In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Mentor Graphics Corporation any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 12.03    Opinion of Counsel to Be Given Trustee.  The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article 12.

ARTICLE 13.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01    Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, cash and shares of Common Stock (solely to settle outstanding conversions) sufficient to pay principal and premium, if any, and interest due on any outstanding Debentures, and all amounts due with respect to outstanding conversions, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 13.02    Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01, provided such deposit was not in violation of Article 4, shall be held in trust for the sole benefit of the Debentureholders and not to be subject to the subordination provisions of Article 4, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

Section 13.03    Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 13.04    Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the Debentureholders for six (6) months after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment that such Debentureholder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.05    Reinstatement.  If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 14.

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01    Indenture and Debentures Solely Corporate Obligations.  No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Debentures.

ARTICLE 15.

CONVERSION OF DEBENTURES

Section 15.01    Conversion Privilege and Conversion Rate.

(a)      Upon compliance with the provisions of this Article 15, at the option of the holder thereof, any Debenture or portion thereof that is an integral multiple of $1,000 principal amount may be converted prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 15, unless previously redeemed by the Company or purchased by the Company at the Debentureholder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided and subject to the adjustments described below, into an amount of cash and a number of shares of Common Stock determined in accordance with Section 15.14 only under the following circumstances:

(1)      during any fiscal quarter beginning after April 30, 2011, and only during such fiscal quarter, if the Closing Price per share of the Common Stock for at least twenty (20) Trading Days in the period of the thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter was more than 120% of the Conversion Price on the last day of such preceding fiscal quarter, rounded down to the nearest cent;

(2)      until the close of business on the Business Day immediately preceding the Redemption Date if the Company elects to redeem the relevant Debenture pursuant to Article 3;

(3)      if the Company distributes to all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock at a price per share less than the average of the Closing Prices per share of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such issuance;

(4)      if the Company distributes to all holders of Common Stock, assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Price per share of the Common Stock on the Trading Day preceding the announcement date for such distribution;

(5)      if any Fundamental Change or any event that would have been a Change of Control but for one of the exceptions in the definition of Change of Control occurs;

(6)      at any time after January 1, 2031 until the close of business on the Business Day immediately preceding the Final Maturity Date; or

(7)      during any five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Debentures, as determined following a request by a Debentureholder of at least $2,000,000 principal amount in accordance with the procedures described below in Section 15.01(d)(ii), for each Trading Day of that period was less than 98% of the product of the Closing Price of the Common Stock for each Trading Day in that period and the Conversion Rate.

(b)      In the case of a distribution contemplated by clauses (3) and (4) of Section 15.01(a), the Company shall notify Debentureholders of their right to convert their Debentures at least twenty-five (25) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Debentureholders may surrender their Debentures for conversion at any time until the earlier of the close of business on the last Business Day preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clause (3) or (4) of Section 15.01(a), a Debentureholder may not convert its Debentures as a result of such distribution if such Debentureholder will otherwise participate in such distribution without converting its Debentures as if it held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the applicable distribution multiplied by the principal amount of Debentures held by such Debentureholder (expressed in thousands) on such Ex-Dividend Date. The Company will provide written notice to the conversion agent as soon as reasonably practicable of any actual event or transaction that will cause or causes the Debentures to become convertible pursuant to clauses (3) or (4) of Section 15.01(a).

(c)      In the case of a transaction contemplated by clause (5) of Section 15.01(a), Debentureholders may surrender Debentures for conversion at any time beginning on the date that the Company delivers notice of such transaction and until the close of business on the last Trading Day preceding the Fundamental Change Repurchase Date or, if such event is not a Fundamental Change, the thirty-fifth (35th) Business Day after the Company delivers notice of such event. The Company shall notify the Debentureholders and Trustee on the effective date of any Fundamental Change (“Fundamental Change Effective Date”) or event that would have been a Change of Control but for one of the exceptions in the definition of Change of Control.

(d)      (i)      For each fiscal quarter of the Company, beginning with the fiscal quarter ending April 30, 2011, the conversion agent, on behalf of the Company, shall determine, on the first Business Day following the last Trading Day of such fiscal quarter, whether the Debentures are convertible pursuant to clause (1) of Section 15.01(a), and, if so, will notify the Trustee, the Company and the Debentureholders in writing.

(ii)      The Trustee shall have no obligation to determine the Trading Price of the Debentures and whether the Debentures are convertible pursuant to clause (7) of Section 15.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Debentureholder of at least $2,000,000 principal amount provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Debentures. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Debentures is greater than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate. If the Debentures are convertible pursuant to clause (7) of Section 15.01(a), the Trustee will notify the Company, the Debentureholders and the Conversion Agent (if other than the Trustee). If, at any time the Debentures are convertible pursuant to clause (7) of Section 15.01(a), the Trading Price per $1,000 principal amount of Debentures is greater than or equal to 98% of the product of the Closing Price of Common Stock and the Conversion Rate for such Trading Day, the Trustee will so notify the Company, the Debentureholders and the Conversion Agent (if other than the Trustee).

(e)      The conversion rights pursuant to this Article 15 shall commence on the initial issuance date of the Debentures and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Debentures become convertible, subject, in the case of conversion of any Global Debenture, to any Applicable Procedures. If a Debenture is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date and on the Business Day immediately preceding the Put Right Purchase Date or Fundamental Change Repurchase Date for such Debenture (unless the Company shall fail to make the redemption price, Put Right Purchase Price, or Fundamental Change Repurchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Debenture is redeemed or purchased, as the case may be). If a Debenture is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 15.01(c). Debentures in respect of which a Fundamental Change Repurchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 15 prior to a valid withdrawal of such Fundamental Change Repurchase Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.

(f)      Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

(g)      A Debentureholder is not entitled to any rights of a holder of Common Stock until such Debentureholder has converted its Debentures into Common Stock, and only to the extent such Debentures are deemed to have been converted into Common Stock pursuant to this Article 15.

(h)      The Conversion Rate shall be adjusted in certain instances as provided in Section 15.01(i) and Section 15.06.

(i)      If prior to April 5, 2016, there shall have occurred a Fundamental Change, other than a Fundamental Change pursuant to clause (b) of the definition of Change of Control (any such event, a “Make Whole Fundamental Change”), the Company shall pay a “Make Whole Premium” to the Debentureholders who convert their Debentures during the period beginning on the Fundamental Change Effective Date and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Debentures. The number of additional shares of Common Stock per $1,000 principal amount of Debentures constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price (as defined below) of such Make Whole Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $14.67 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If holders of the Common Stock receive only cash in the Make Whole Fundamental Change, the “Stock Price” shall be the cash amount paid per share of the Common Stock in connection with the Make Whole Fundamental Change and the Company will settle any conversion of Debentures on or after the Fundamental Change Effective Date by delivering, for each $1,000 principal amount of Debentures converted, an amount of cash equal to the product of (1) such “Stock Price” and (2) the Conversion Rate, as promptly as practicable following the Conversion Date, but in no event later than five (5) Business Days after the Conversion Date. In all other cases, the “Stock Price” shall be equal to the average Closing Prices of the Common Stock for each of the ten (10) Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

Make Whole Premium Upon a Make Whole Fundamental Change Increase in Conversion Rate

	Stock Price
Effective Date	$14.67	$16.00	$18.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$60.00	$80.00	$100.00
April 4, 2011	19.4761	17.2990	13.9481	11.5561	7.9359	6.0016	4.8248	4.0337	3.4731	2.4171	1.6540	1.2010
April 1, 2012	19.4761	16.6147	13.0468	10.5478	6.9108	5.0903	4.0421	3.3633	2.8912	2.0156	1.3847	1.0097
April 1, 2013	19.4761	15.8645	12.0083	9.3637	5.7036	4.0347	3.1515	2.6108	2.2442	1.5706	1.0836	0.7927
April 1, 2014	19.4761	15.1086	10.8191	7.9467	4.2499	2.8084	2.1511	1.7827	1.5377	1.0837	0.7506	0.5509
April 1, 2015	19.4761	14.2999	9.3043	6.0394	2.3740	1.3892	1.0692	0.9039	0.7873	0.5592	0.3884	0.2858
April 5, 2016	19.4761	13.9556	8.2314	3.4939	0.0002	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the first row of the table above will be adjusted as of any date on which the Conversion Rate of the Debentures is required to be adjusted pursuant to Section 15.06(a). The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate required to be adjusted pursuant to Section 15.06 hereof.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture exceed 68.1663 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (i) through (iii) of Section 15.06(a) hereof.

(j)      By delivering to the converting Debentureholder the amount of cash and the number of shares of Common Stock, if any, together with any cash payment in lieu of any fractional shares, in each case, due upon conversion of a Debenture, the Company will be deemed to have satisfied its obligation to pay the principal amount of such Debenture and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date on such Debenture (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(k)      Notwithstanding anything else contained herein, the Debentures shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

Section 15.02    Conversion Procedures.

(a)      To convert a certificated Debenture, a Debentureholder must (1) complete and manually sign the conversion notice on the back of the Debenture, or a facsimile thereof, and deliver such notice to a Conversion Agent, (2) surrender the Debenture to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 15.04. To convert a beneficial interest in a Global Debenture, the beneficial owner of such interest must comply with the Applicable Procedures, if required, furnish appropriate endorsements and transfer documents, and, if required, pay all transfer or similar taxes. The date on which the Debentureholder has complied with all of the applicable requirements above with respect to a Debenture is the “Conversion Date” with respect to such Debenture. Upon the conversion of a Debenture, the Company will pay the cash and deliver the shares of Common Stock, if any, due upon such conversion as promptly as practicable after the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five (5) Business Days after the date on which all calculations necessary to determine the amount of cash and number of shares of Common Stock, if any, due upon conversion of a Debenture have been made in accordance with this Indenture.

(b)      The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the last Trading Day of the Conversion Reference Period applicable to such Debenture. Upon conversion of a Debenture, such person shall no longer be a Debentureholder. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Debenture prior to the issuance of such shares.

(c)      Except as otherwise provided in Section 2.03, no payment or adjustment will be made for accrued interest on a converted Debenture.

(d)      Subject to Section 15.02(c), nothing in this Section shall affect the right of a Debentureholder in whose name any Debenture is registered at the close of business on a Record Date to receive the interest payable on such Debenture on the related Interest Payment Date in accordance with the terms of this Indenture and the Debentures. If a Debentureholder converts more than one Debenture at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 15.03) shall be based on the aggregate principal amount of all Debentures so converted.

(e)      In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Debentureholder thereof, without service charge, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Debenture. A Debenture may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Debenture to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 15.03    Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Debentureholder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the product of (i) such fraction of a share and (ii) the Volume Weighted Average Price of the Common Stock on the last Trading Day of the Conversion Reference Period rounding the product to the nearest whole cent.

Section 15.04    Taxes on Conversion.  If a Debentureholder converts a Debenture, the Debentureholder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Debentureholder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Debentureholder shall pay any such tax which is due because the Debentureholder requests the shares to be issued in a name other than the Debentureholder’s name. The conversion agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Debentureholder’s name until the conversion agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Debentureholder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 15.05    Company to Provide Stock.

(a)      The Company shall, prior to issuance of any Debentures hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Debentures into shares of Common Stock.

(b)      All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures.

Section 15.06    Adjustment of Conversion Rate.

(a)      The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i)      If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of shares of Common Stock, or if the Company effects a share split or share combination of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR = CR0 ×	OS
OSo

Where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after giving effect to such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall immediately be readjusted effective as of the date the Board of Directors determines not to pay such dividend or distribution to the to the Conversion Rate that would then be in effect had there not been an Ex-Dividend Date for such dividend or distribution.

(ii)      If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than forty-five (45) calendar days after the date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Prices of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula (provided that the Conversion Rate will be immediately readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

CR = CR0 ×	OS0 + X
OSo + Y

Where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Prices of Common Stock for each Trading Day in the applicable ten (10) consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by the Board of Directors.

(iii)      If the Company shall distribute shares of Capital Stock, evidences of its indebtedness or other of its assets or property or rights, options or warrants to acquire Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding: (A) dividends or distributions (including share splits) or rights, options or warrants referred to in clause (i) or (ii) of Section 15.06 above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs to which the provisions set forth below in this clause (iii) shall apply, then the Conversion Rate will be increased based on the following formula:

CR = CR0 ×	SPo
SPo - FMV

Where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness or other assets or property or rights, options or warrants to acquire Capital Stock or other securities distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (iii) by reference to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period used in completing the Closing Price of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

If any such distribution is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had there not been an Ex-Dividend Date for such dividend or distribution.

If “SP0” (as defined above) minus “FMV” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Debentureholder shall have the right to receive on conversion in respect of each Debenture held by such Debentureholder, in addition to the cash and, to the extent the Company elects, shares of Common Stock such holder is otherwise entitled to receive, the amount and kind of securities and assets such Debentureholder would have received had such Debentureholder already owned, for each $1,000 principal amount of Debentures it held on the Ex-Dividend Date of such distribution, a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Ex-Dividend Date for such distribution.

For the purposes of this Section 15.06(a)(iii), except to the extent provided in Section 15.08, rights or warrants distributed by the Company to all or substantially all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) also are issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.06(a)(iii) and no adjustment to the Conversion Rate under this Section 15.06(a)(iii) shall be required until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.06(a)(iii).

If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase or exchangeable for additional or different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants to the extent not exercised by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.06(a)(iii) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

With respect to an adjustment pursuant to this clause (iii) where there has been a payment of a dividend or other distribution on all or substantially all of the shares of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are or will be when issued listed on a securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR = CR0 ×	FMV + MPo
MPo

Where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period of the Spin-Off;

CR =	the Conversion Rate in effect immediately after the end of the Valuation Period of the Spin-Off;

FMV =	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Prices of Common Stock over the Valuation Period.

Because the adjustment to the Conversion Rate under the preceding paragraph of this clause (iii) will be made immediately after the end of the Valuation Period for a Spin-Off, (A) if a Debentureholder converts a Debenture and the first Trading Day of the Conversion Reference Period applicable to such Debenture occurs on or after the Ex-Dividend Date for a Spin-Off, but prior to or on the last Trading Day of the Valuation Period for such Spin-Off, the Company shall postpone the Conversion Date applicable to such Debenture until the first Business Day immediately following the last Trading Day of such Valuation Period (and the settlement of such Debenture will be postponed accordingly), and (B) if a Debentureholder converts a Debenture and at least one Trading Day of the Conversion Reference Period applicable to such Debenture occurs prior to the Ex-Dividend Date for such Spin-Off and, but for this provision, at least one Trading Day of such Conversion Reference Period would occur on or after the Ex-Dividend Date for such Spin-Off, but prior to or on the last Trading Day of the Valuation Period for such Spin-Off, such Conversion Reference Period will be suspended on the first such Trading Day and will resume on the first Trading Day immediately following the end of such Valuation Period (and the settlement of such Debenture will be postponed accordingly).

For purposes of the above calculation, (1) the “Closing Price” of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Price of the Common Stock, (2) whether a day is a “Trading Day” (and whether a day is a “Scheduled Trading Day” and whether a “Market Disruption Event” has occurred) for the applicable Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (3) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

(iv)      If the Company shall make or pay any cash dividend or distribution to all, or substantially all, holders of outstanding Common Stock, the Conversion Rate will be increased based on the following formula:

CR = CR0 ×	SPo
SPo - C

Where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Closing Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company pays or distributes to holders of Common Stock.

If “SP0” (as defined above) minus “C” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Debentureholder shall have the right to receive on conversion in respect of each Debenture held by such Debentureholder, in addition to the cash and, to the extent the Company elects, shares of Common Stock such Debentureholder is otherwise entitled to receive, the amount of cash that such Debentureholder would have received had such Debentureholder held already owned, for each $1,000 principal amount of Debentures it held on the Ex-Dividend Date for such dividend or distribution, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Ex-Dividend Date.

If any dividend or distribution described in this clause (iv) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had there not been an Ex-Dividend Date for such dividend or distribution.

(v)      If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR = CR0 ×	AC + (SP × OS)
OS0 × SP

Where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Business Day next succeeding the Expiration Date;

CR =	the Conversion Rate in effect immediately after the open of business on the Business Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP =	the average of the Closing Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under the preceding paragraph of this clause (v) will be given effect at the open of business on the Business Day next succeeding the Expiration Date.

Because the adjustment to the Conversion Rate under the preceding paragraph of this clause (v) will be made immediately after the open of business on the Business Day next succeeding the Expiration Date, (A) if a Debentureholder converts a Debenture and the first Trading Day of the Conversion Reference Period applicable to such Debenture occurs after the Expiration Date for a tender or exchange offer, but prior to or on the last Trading Day of the Averaging Period for such tender or exchange offer, the Company shall postpone the Conversion Date applicable to such Debenture until the first Business Day immediately following the last Trading Day of such Averaging Period (and the settlement of such Debenture will be postponed accordingly), and, (B) if a Debentureholder converts a Debenture, at least one Trading Day of the Conversion Reference Period applicable to such Debenture occurs prior to or on the Expiration Date for a tender or exchange offer and, but for this provision, at least one Trading Day of such Conversion Reference Period would occur after the Expiration Date for such tender or exchange offer, but prior to or on the last Trading Day of the Averaging Period for such tender or exchange offer, such Conversion Reference Period will be suspended on the first such Trading Day and will resume on the Trading Day immediately following the end of such Averaging Period (and the settlement of such Debenture will be postponed accordingly).

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that actually were effective.

(b)      For purposes of this Section 15.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(c)      If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 15.06, during such period. In addition, whenever any provision of this Indenture requires the Company to calculate Closing Prices or a function of the Closing Prices over a span of multiple days, the Board of Directors will make appropriate adjustments, in good faith, to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the Ex-Dividend Date or Expiration Date of the relevant event occurs, at any time during the period in which the Company must calculate such Closing Prices or such function thereof.

(d)      Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share. The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, immediately prior to the open of business on the first Trading Day of any Conversion Reference Period applicable to a converted Debentures and not postpone any adjustments that would, but for the immediately preceding sentence, become effective on any Trading Day during the Conversion Reference Period applicable to any Debenture.

Section 15.07    No Adjustment.

(a)      No adjustment in the Conversion Rate shall be required if Debentureholders may participate (as a result of holding the Debentures, without being required to convert to participate and at the same time as holders of Common Stock participate) in the transactions set forth in Section 15.06 (to the same extent as if the Debentures had been converted into Common Stock immediately prior to such transactions).

(b)      The Company will not be required to adjust the Conversion Rate for any transaction or event other than those transactions and events described under clauses (i) through (v) of Section 15.06(a) or under the Section 15.01(i).

Without limiting the foregoing, the Conversion Rate will not be adjusted: upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities; upon the issuance of any shares of Common Stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding sentence and outstanding as of the date the Debentures were first issued; for accrued and unpaid interest, if any; upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 15.06(a)(v); for the sale or issuance of new shares of Common Stock or-securities convertible into or exercisable for shares of Common Stock for cash, including at a price per share less than the fair market value thereof or otherwise, except as described in clauses (i) through (v) of Section 15.06(a), or in an acquisition (other than as described in Section 15.01(i)); solely for a change in the par value of shares of Common Stock; or for a third-party tender offer.

Section 15.08    Rights Plan.  If, on any Trading Day of the Conversion Reference Period applicable to any Debenture, the Company has in effect a stockholder rights plan (a “Rights Plan”), any shares of Common Stock issued upon such conversion with respect to such Trading Day shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Rights Plan; provided, however, that if, prior to such Trading Day the rights under any Rights Plan have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or other non-cash assets as described in Section 15.06(a)(iii) (with such separation being deemed the occurrence of a Trigger Event for purposes of Section 15.06(a)(iii)). For purposes of calculating the per share fair market value of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock under Section 15.06(a)(iii), any shares of Common Stock held by any Person who is ineligible to receive such distribution under the terms of the Rights Plan shall not be deemed outstanding. The Company agrees that any Rights Plan adopted by the Company shall provide for the foregoing rights upon conversion of the Securities, and any distribution of rights or warrants pursuant to any such Rights Plan prior to the time the rights have separated from the shares of Common Stock pursruant to such Rights Plan shall not constitute a distribution of rights or warrants described in Section 15.06 that would require an adjustment to the Conversion Rate.

Section 15.09    Notice of Adjustment.  Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Debentureholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 15.10    Notice of Certain Transactions.  In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Debentureholders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least ten (10) days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 15.10.

Section 15.11    Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.  If any of following events occur (each, a “Business Combination”):

(1)      any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination or change in par value;

(2)      a consolidation, merger or combination involving the Company;

(3)      a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s Subsidiaries; or

(4)      any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company, or such successor, purchasing or transferee Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Debentureholders of the Debentures then outstanding will be entitled thereafter to convert such Debentures as provided in this Article 15, except that (x) in lieu of delivering any share of Common Stock that the Company would otherwise have been required to deliver pursuant to this Article 15, the Company will instead deliver the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which a holder of one share of Common Stock would have been entitled to receive in exchange for such share of Common Stock upon such Business Combination and (y) each of the Closing Price of Common Stock and Volume Weighted Average Price of Common Stock will be determined based on the value of such kind and amount of shares of stock, other securities or other property or assets instead of on the value of one share of Common Stock. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the kind and amount of shares of stock, other securities or other property or assets (including any cash or combination thereof) which a holder of one share of Common Stock would have been entitled to receive in exchange for such share of Common Stock upon such Business Combination shall be based on the weighted average of the elections made by the holders of shares of Common Stock who affirmatively make such election. The Company shall provide notice of any such weighted average of elections by posting notice with the Depositary and providing a copy of such notice to the Trustee. The Company may not become a party to any such transaction unless its terms are consistent with this Section 15.11. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor, purchasing or transferee Person, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Debentureholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.05 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Debentureholder to convert its Debentures into cash and, to the extent applicable, shares of Common Stock prior to the effective date of the Business Combination.

Section 15.12    Trustee’s Disclaimer.

(a)      The Trustee shall have no duty to determine when an adjustment under this Article 15 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 15.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 15.

(b)      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 15.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 16.05.

Section 15.13    Voluntary Increase.  The Company from time to time may increase the Conversion Rate, to the extent permitted by law and the listing rules of The NASDAQ Global Select Market, by any amount for any period of time if the period is at least twenty (20) Business Days, and the Company provides fifteen (15) days’ prior written notice to any increase in the Conversion Rate to the Trustee and Debentureholders. The Company may also make such an increase to the Conversion Rate, to the extent permitted by law and the listing rules of The NASDAQ Global Select Market, as the Board of Directors determines would avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture exceed 68.1663 shares of Common Stock per $1,000 principal amount, other than on account of proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (i) through (iii) of Section 15.06(a) hereof.

Section 15.14    Settlement Amount.

(a)      Upon conversion of any Debentures, Debentureholders surrendering Debentures for conversion shall receive for each $1,000 principal amount of Debentures surrendered for conversion: (A) cash in an amount equal to the sum of the Daily Principal Amounts for each of the twenty (20) Trading Days in the Conversion Reference Period applicable to such Debenture; and (B) a number of shares of the Common Stock equal to the sum of the Daily Share Amounts for each of the twenty (20) Trading Days in the Conversion Reference Period applicable to such Debenture, subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as set forth in Section 15.14(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Debentureholder in accordance with Sections 15.02 and 15.03.

(b)      The Company may elect to pay cash to the Debentureholders surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 15.14(a) by delivering notice to the Trustee prior to the first Scheduled Trading Day of the applicable Conversion Reference Period of the percentage, which percentage must be between 0% and 100%, of the Daily Share Amount for each Trading Day in such Conversion Reference Period that shall be settled in cash (the “Cash Percentage”), in which case, the amount of cash that the Company shall pay in respect of all or a portion of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period will equal the product of: (i) such Cash Percentage, (ii) the Daily Share Amount for such Trading Day and (iii) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (iii) shall be the cash price per share received by holders of the Common Stock in such Fundamental Change). The number of shares that the Company shall deliver in lieu of all or a portion of the Daily Share Amount in respect of any Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall deliver notice to the Debentureholders of such determination prior to the first Scheduled Trading Day of the applicable Conversion Reference Period. If the Company does not specify a Cash Percentage as provided above, the Company shall settle 100% of the Daily Share Amount for each Trading Day in any Conversion Reference Period solely in shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Debentures. All conversion after January 1, 2031 will be settled in the same relative proportions of cash and/or shares of Common Stock.

For the purposes of Sections 15.14(a) and (b), in the event that any amount deliverable upon conversion of a Debenture is not calculable prior to the last Trading Day of the applicable Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate such amount.

ARTICLE 16.

MISCELLANEOUS PROVISIONS

Section 16.01    Provisions Binding on Company’s Successors and Assigns.  All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02    Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 16.03    Addresses for Notices, Etc.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Debentureholders on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Mentor Graphics Corporation, 8005 SW Boeckman Road, Wilsonville, Oregon 97070-7777 Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (Mentor Graphics Corporation, 4.00% Convertible Subordinated Debentures due 2031).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholders shall be mailed to such Debentureholders by first class mail, postage prepaid, at his address as it appears on the Debenture register and shall be sufficiently given to such Debentureholders if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholders or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04    Governing Law.  This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

Section 16.05    Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by Trustee and other than in connection with the initial authentication and issuance of the Debentures, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.06    Legal Holidays.  In any case in which the date of maturity of interest on or principal of the Debentures, any Redemption Date or Fundamental Change Repurchase Date of any Debenture will not be a Business Day, then any payment otherwise required to be made on such date will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the date of maturity, Redemption Date or Fundamental Change Repurchase Date, as the case may be, to such next succeeding Business Day.

Section 16.07    No Security Interest Created.  Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its Subsidiaries is located.

Section 16.08    Benefits of Indenture.  Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture registrar and their successors hereunder, the Debentureholders and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09    Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10    Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.04, 3.05 and 15.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Debentureholders as the names and addresses of such Debentureholders appear on the Debenture register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.02, 8.03, 8.04, 9.03 and this Section 16.10 shall be applicable to any authenticating agent.

Section 16.11    Responsibility for Calculations.  Except to the extent otherwise set forth in this Indenture, the Company or its agents will be responsible for making all calculations called for under the Debentures and this Indenture. These calculations include, but are not limited to, determination of the Closing Price of the Common Stock, accrued interest payable on the Debentures and the Conversion Rate applicable to the Debentures on any Trading Day.

The Company and its agents will make all such calculations in good faith and, absent manifest error, the calculations of the Company and its agents will be final and binding on Debenturesholders. The Company and its agents will provide a schedule of these calculations to the Trustee and the Conversion Agent (if other than the Trustee) as requested or required hereunder, and the Trustee and the Conversion Agent are entitled to conclusively rely upon the accuracy of these calculations without independent verification, and neither the Trustee nor the Conversion Agent will have any responsibility for making any such calculation. The Trustee and/or the Conversion Agent will forward (at the Company’s expense) the Company’s calculations to any Debentureholder upon request of such Debentureholder.

Section 16.12    Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.13    Severability.  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

MENTOR GRAPHICS CORPORATION,
as Issuer

By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

By:	/s/ Ethan Manuel
Ethan Manuel
Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Geoffrey J. Lewis
Geoffrey J. Lewis
Assistant Vice President

EXHIBIT A

For Global Debenture only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

For Restricted Securities only: THIS DEBENTURE AND THE SHARES OF COMMON STOCK (“COMMON STOCK”) OF MENTOR GRAPHICS CORPORATION (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. NONE OF THIS DEBENTURE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD SET FORTH IN RULE 144(d) OF THE SECURITIES ACT OR SUCH OTHER PERIOD AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A OF THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF CERTIFICATIONS (AND IN THE CASE OF ANY SUCH OFFER, SALE OR TRANSFER, LEGAL OPINIONS) SATISFACTORY TO EACH OF THEM.

UNTIL THE RESALE RESTRICTION TERMINATION DATE, NO AFFILIATE (AS DEFINED IN RULE 144) OR PERSON WHO IS NOT AN AFFILIATE OF THE COMPANY (AS DEFINED IN RULE 144) BUT WAS AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY WITHIN THE THREE IMMEDIATELY PRECEDING MONTHS MAY RESELL ANY OF THE DEBENTURES UNLESS, AFTER SUCH RESALE, SUCH DEBENTURES WOULD NOT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144.

MENTOR GRAPHICS CORPORATION

4.00% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2031

No.:	CUSIP:

$

Mentor Graphics Corporation, a corporation duly organized and validly existing under the laws of the State of Oregon (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to             , or registered assigns, the principal sum of              dollars ($            ) on April 1, 2031, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing October 1, 2011, on said principal sum at said office or agency, in like coin or currency, at the rate of 4.00% per annum, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from April 4, 2011, until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any April 1 or October 1 will be paid to the Person entitled thereto as it appears in the Debenture register at the close of business on the record date, which shall be the March 15 or September 15 (whether or not a Business Day) immediately preceding such April 1 or October 1, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such Person (provided that the holder of Debentures with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such Debentureholder, be paid by wire transfer of immediately available funds); provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of, interest on or any other amounts due on the Debentures to the prior payment in full of all Senior Debt, as defined in the Indenture to the extent and in the manner set forth in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[This space left blank intentionally]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

MENTOR GRAPHICS CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

By:
As Authenticating Agent (if different from Trustee)

FORM OF REVERSE OF DEBENTURE

MENTOR GRAPHICS CORPORATION

4.00% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2031

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 4.00% Convertible Subordinated Debentures due 2031 (herein called the “Debentures”), all issued or to be issued under and pursuant to an Indenture dated as of April 4, 2011 (herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Debentureholders.

Subject to the terms of the Indenture, additional Debentures may be issued by the Company, without the consent of the Debentureholders, with the same terms and with the same CUSIP number as the Debentures in an unlimited aggregate principal amount; provided, however, that no such additional Debentures may be issued unless fungible with this Debenture for United States Federal income tax purposes (as determined by the Company); provided, further, that the additional Debentures have the same CUSIP number as the Debentures.

In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Debentures may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Debentureholders. Notwithstanding the foregoing, without the written consent of each Debentureholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.07 of the Indenture, may not: (i) change the maturity of any Debenture or the payment date of any installment of interest payable on the Debentures; (ii) reduce the principal amount of, or any redemption price, Put Right Purchase Price or Fundamental Change Repurchase Price on any Debenture; (iii) reduce the interest rate on the Debentures; (iv) impair or adversely affect the right to convert the Debentures subject to the terms set forth in the Indenture; (v) change the currency of payment of the Debentures or interest thereon; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Debenture; (vii) modify the provisions of the Indenture with respect to the redemption or repurchase of the Debentures in a manner adverse to the Debentureholders; (viii) except as otherwise permitted or contemplated by Article 12 of the Indenture, change the obligation of the Company to repurchase any Debenture upon the happening of a Fundamental Change in a manner adverse to the Debentureholder; of (ix) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any modification, amendment or supplemental indenture or to waive any past default, or the percentage of Debentures, the holders of which are required for any other waiver under the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, or a failure by the Company to convert any Debentures into Common Stock, or a default in the payment of the redemption price pursuant to Article 3 of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

The payment of the principal of, conversion payment on, interest on or any other amounts due on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

Nothing contained in the Debentures or in the Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay to the Debentureholders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Debentureholders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article 4 of the Indenture of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Interest on the Debentures shall be calculated using a 360-day year composed of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

The Debentures will not be redeemable at the option of the Company prior to April 5, 2016. At any time and from time to time on or after April 5, 2016, and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than thirty (30) days but not more than sixty (60) days before the Redemption Date to the Debentureholders at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount) together with accrued and unpaid interest, if any, to, but not including, the Redemption Date:

Period	Redemption Price

Beginning on April 5, 2016 and ending on March 31, 2017	101.143%

Beginning on April 1 2017 and ending on March 31, 2018	100.571%

and 100% on April 1, 2018, and at any time thereafter; provided, however, that if the date fixed for redemption occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, the Company shall make the interest payment due on such Interest Payment Date to the record holder of the Debenture to be redeemed on the applicable Redemption Date and not to the record holder of such Debenture on the relevant Record Date (if other than the holder of such Debenture on the applicable Redemption Date).

The Debentures are not subject to redemption through the operation of any sinking fund.

On April 1, 2018, April 1, 2021, or April 1, 2016, the Debentureholders shall have the right to require the Company to repurchase at such holder’s option all of such holders’ Debentures, or any portion thereof that is an integral multiple of $1,000 principal amount, on the Purchase Date (as defined in the Indenture) in cash at a price equal to 100% of the principal amount thereof, together with accrued interest to, but not including, the Purchase Date. The Company shall mail to all holders of record of the Debentures a notice of an upcoming Purchase Date not less than twenty (20) Business Days prior to the Purchase Date. For a Debenture to be so repurchased at the option of the Debentureholder, the Debentureholder must deliver to the Paying agent the Purchase Notice (as defined in the Indenture) at any time from the opening of business on the date that is twenty (20) Business Days prior to the Purchase Date until the close of business on the Purchase Date. Debentureholders may withdraw a Purchase Notice by delivering a withdrawal notice to the paying agent in accordance with the terms of the Indenture at any time prior to the close of business on the Purchase Date. The repurchase of Debentures pursuant to this paragraph is subject to the further conditions set forth in the Indenture.

At the option of the Debentureholder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Debentureholder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Debentures held by such Debentureholder on a date specified by the Company that is not less than thirty (30) nor more than forty-five (45) days after the date of the Company Fundamental Change Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date. The Debentureholder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a withdrawal notice to the paying agent in accordance with the terms of the Indenture.

Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Debentureholder may surrender for conversion any Debenture that is $1,000 principal amount or integral multiples thereof. Upon conversion of any Debenture, a Debentureholder will receive, for each $1,000 principal amount of Debentures surrendered for conversion:

•	cash in an amount equal to the sum of the Daily Principal Amounts for each of the twenty (20) Trading Days in the Conversion Reference Period applicable to such Debenture; and

•

a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the twenty (20) Trading Days in the Conversion Reference Period applicable to such Debenture, subject to the Company’s right to deliver cash in lieu of all or a portion of such number of shares as described in the Indenture.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
Custodian

TEN ENT -as tenant by the entireties	(Cust)	(Minor)

JT TEN -as joint tenants with right under
Uniform Gifts to Minors Act of survivorship and not asunder Uniform Gifts to(state) Minors Act tenants in common
(state)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into cash and, to the extent the Company elects, shares of Common Stock of Mentor Graphics Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, if any, together with the check in payment for the Daily Principal Amounts and fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPAYMENT

UPON A FUNDAMENTAL CHANGE

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Mentor Graphics Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but not including, such repayment date, to the extent provided in the Indenture, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

OPTION TO ELECT REPAYMENT

UPON A SPECIFIC DATE

TO: MENTOR GRAPHICS CORPORATION

Pursuant to its rights under Section 3.04 of the Indenture referred to in this Debenture, the undersigned registered owner of this Debenture hereby requests and instructs Mentor Graphics Corporation (the “Company”) to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but not including, such repayment date, to the extent provided in the Indenture, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Debenture within the United States or to, or for the account of, U.S. persons and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

❑	To Mentor Graphics Corporation or a subsidiary thereof; or

❑	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

❑	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

❑	Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer;

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

❑	The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.